Exhibit 99.1

ELECTRONIC ARTS REPORTS Q2 FY12 FINANCIAL RESULTS

Q2 Non-GAAP Revenue and EPS Ahead of Expectations

Q2 Non-GAAP Digital Revenue Up 30% Year-over-Year

Battlefield 3 Pre-Sells Nearly 3 Million Units

FIFA 12 Unit Sell-Through Up 25% Year-over-Year

The Sims Social is #2 on Facebook

REDWOOD CITY, CA – October 27, 2011 – Electronic Arts Inc. (NASDAQ: ERTS) today announced preliminary financial results for its second fiscal quarter ended September 30, 2011.

“EA had a strong quarter on the strength of FIFA 12, Madden NFL 12, and The Sims Social,” said John Riccitiello, Chief Executive Officer. “Battlefield 3 is off to a fantastic start on sales and quality, and we are preparing to launch two more blockbusters: Need for Speed The Run, and Star Wars: The Old Republic.”

“We are pleased with our results with digital growing at 30% year-over-year,” said Eric Brown, Chief Financial Officer. “We are raising our fiscal 2012 non-GAAP revenue guidance, our digital revenue guidance, and the midpoint of our EPS guidance.”

Selected Operating Highlights and Metrics:

—	The Sims Social™ launched in August and is the #2 game on Facebook®. According to AppData, the game has over 8 million Daily Active Users (DAU) and nearly 40 million Monthly Active Users (MAU).

—

The PopCap acquisition is complete and Plants vs. Zombies™ is now available on EA’s Pogo™ site. Bejeweled 3™ has debuted on Xbox LIVE® Arcade and is coming soon to PlayStation® Network and Nintendo DS™.

—

On a trailing twelve months non-GAAP basis, digital revenue was $904 million, up 37% year-over-year. In the same period, non-GAAP revenue for downloadable and free-to-play content was $335 million, up 74% year-over-year. On consoles, trailing twelve month non-GAAP digital revenue was $278 million, up 99% year-over-year.

—	EA’s Playfish™ social gaming studio increased Average Revenue Per User (ARPU) for the sixth consecutive quarter.

—	Second quarter smart phone related non-GAAP revenue increased 87% year-over-year, reflecting EA’s continued mobile leadership on iOS.

—

FIFA 12 sold in nearly 8 million units and Madden NFL 12 sold in over 3 million units in the second quarter. Including digital and mobile downloads, FIFA 11 sold in over 16 million units life to date. Battlefield Bad Company 2™ sold in nearly 11 million units life to date.

—

EA was the #1 publisher in Western markets with 25% segment share in the September quarter, increasing share by four percentage points versus last year. EA had 6 of the top 20 selling games in Western markets: FIFA 12, Madden NFL 12, NCAA® Football 12, FIFA 11, NHL® 12, and The Sims™ 3.

—

EA earned four major awards at the Gamescom expo in Germany. Battlefield 3™ won Best of Gamescom; FIFA 12 won Best Console Game, Star Wars®: The Old Republic™ won Best Online Game, and The Sims Social won Best Browser Game.

—	Over six million consumers downloaded the Origin™ application to date, and EA has signed three independent publishers to the platform – Warner Bros. Interactive, Capcom and THQ.

Investors: Rob Sinson, 650-628-7787	Media: Jeff Brown, 650-628-7922

Q2 FY12 Financial Highlights:

Non-GAAP net revenue of $1,034 million exceeded our guidance of $925 million to $975 million. Non-GAAP earnings per share of $0.05 exceeded our guidance of ($0.13) to ($0.03). Non-GAAP net revenue in Q2 fiscal 2012 was higher as compared to Q2 fiscal 2011 due to the strong performance of FIFA 12, NCAA Football 12, NHL 12, and Madden NFL 12.

(in millions of $ except per share amounts)	Quarter Ended 9/30/11	Quarter Ended 9/30/10

Net Digital Revenue	$234	$161
Net Publishing Packaged Goods and Other Revenue	450	441
Net Distribution Packaged Goods Revenue	31	29
GAAP Total Net Revenue	715	631

Non-GAAP Net Digital Revenue	$216	$166
Non-GAAP Net Publishing Packaged Goods and Other Revenue	787	689
Non-GAAP Net Distribution Packaged Goods Revenue	31	29
Non-GAAP Total Net Revenue	1,034	884

GAAP Net Loss	(340)	(201)
Non-GAAP Net Income	17	32
GAAP Loss Per Share	(1.03)	(0.61)
Non-GAAP Diluted Earnings Per Share	0.05	0.10

Cash Flow from Operations	(211)	(134)

Trailing Twelve Month (TTM) Financial Highlights:

(in millions of $ except per share data)	TTM Ended 9/30/11	TTM Ended 9/30/10

GAAP Net Revenue	$3,857	$3,668
GAAP Net Loss	(290)	(157)
GAAP Diluted Loss Per Share	(0.89)	(0.48)

Non-GAAP Net Revenue	3,963	3,619
Non-GAAP Net Income	173	86
Non-GAAP Diluted Earnings Per Share	0.52	0.26

Cash Flow from Operations	117	192

Q2 FY12 Digital Metrics:

(in millions)	Quarter Ended 9/30/11	Quarter Ended 9/30/10

GAAP and Non-GAAP Net Mobile Revenue	$55	$49
Monthly Active Users (MAU) in Social Games	101	49
Core Registered Users	140	80

Business Outlook as of October 27, 2011

The following forward-looking statements, as well as those made above, reflect expectations as of October 27, 2011. Electronic Arts assumes no obligation to update these statements. Results may be materially different and are affected by many factors, including: product development delays; competition in the industry; the health of the economy in the U.S. and abroad and the related impact on discretionary consumer spending; changes in anticipated costs; the financial impact of acquisitions by EA, including the PopCap acquisition; the popular appeal of EA’s products; EA’s effective tax rate; and other factors detailed in this release and in EA’s annual and quarterly SEC filings.

Third Quarter Fiscal Year 2012 Expectations – Ending December 31, 2011

—	GAAP net revenue is expected to be approximately $1.0 billion to $1.1 billion.

—	Non-GAAP net revenue is expected to be approximately $1.550 billion to $1.650 billion.

—	GAAP diluted loss per share is expected to be approximately ($0.77) to ($0.63). Non-GAAP diluted earnings per share is expected to be approximately $0.85 to $0.95.

—

For purposes of calculating third quarter fiscal year 2012 diluted earnings (loss) per share, the Company estimates a share count of 330 million for loss per share computation and 334 million for earnings per share computation.

—	Expected non-GAAP net income excludes the following from expected GAAP net loss:

¡	Non-GAAP net revenue is expected to be approximately $550 million higher than GAAP net revenue due to the impact of the change in deferred net revenue (packaged goods and digital content);

¡	Approximately $50 million of estimated stock-based compensation;

¡	Approximately $25 million of acquisition-related expenses;

¡	Approximately $4 million of restructuring charges;

¡	Approximately $5 million from the amortization of debt discount; and

¡	Non-GAAP tax expense is expected to be $95 million to $108 million higher than GAAP tax expense.

Fiscal Year 2012 Expectations – Ending March 31, 2012

—	GAAP net revenue is expected to be approximately $4.050 billion to $4.200 billion as compared to our previous guidance of $3.825 billion to $4.025 billion.
—	Non-GAAP net revenue is expected to be approximately $4.050 billion to $4.200 billion as compared to our previous guidance of $3.900 billion to $4.100 billion.
—	GAAP diluted earnings per share is expected to be approximately $0.15 to $0.36, as compared to previous guidance of ($0.10) to $0.21.
—	Non-GAAP diluted earnings per share is expected to be approximately $0.75 to $0.90 as compared to our previous guidance of $0.70 to $0.90.
—	For purposes of calculating fiscal year 2012 diluted earnings per share, the Company estimates a share count of 334 million.

—	Expected non-GAAP net income excludes the following items from expected GAAP net income:

¡	Approximately $170 million of estimated stock-based compensation;

¡	Approximately $100 million of acquisition-related expenses;

¡	Approximately $22 million of restructuring charges;

¡	Approximately $14 million from the amortization of debt discount; and

¡	Non-GAAP tax expense is expected to be $107 million to $127 million higher than GAAP tax expense.

Fiscal Year 2012 Key Titles by Label and Platform

Q1	Games	Alice: Madness Returns(2)	Console		PC
		Portal 2(1)	Console		PC
		Shadows of the Damned(2)	Console

	Maxis	Darkspore			PC

Q2	Sports	FIFA 12	Console	Handheld/Mobile	PC
		Madden NFL 12	Console	Handheld/Mobile
		NCAA Football 12	Console
		NHL 12	Console

	Maxis	Harry Potter And The Deathly Hallows	Console	Handheld/Mobile	PC
Part 2

Q3	Games	Battlefield 3	Console	Handheld/Mobile	PC
		Need for Speed The Run	Console	Handheld/Mobile	PC

	Sports	FIFA Manager 12			PC

	Maxis	The Sims 3 Pets	Console	Handheld/Mobile

	EAi	Hasbro Family Game Night 4	Console

	Bioware	Star Wars: The Old Republic			PC

Q4	Games	Kingdoms of Amalur: Reckoning(2)	Console		PC
		Syndicate(2)	Console		PC

	Bioware	Mass Effect 3	Console	Handheld/Mobile	PC

	Sports	SSX	Console
		EA SPORTS Grand Slam Tennis 2	Console
		FIFA Street	Console
		Tiger Woods PGA TOUR 13	Console

Note: (1) Distribution Title, (2) Co-Published Title.

This Key Titles Schedule is current as of October 27th, and is subject to change. Electronic Arts assumes no obligation to update this schedule.

Conference Call and Supporting Documents

Electronic Arts will host a conference call on October 27, 2011 at 2:00 pm PT (5:00 pm ET) to review its results for the second quarter ended September 30, 2011 and its outlook for the future. During the course of the call, Electronic Arts may disclose material developments affecting its business and/or financial performance. Listeners may access the conference call live through the following dial-in number: 773-799-3213 (domestic) or 888-677-1083 (international), using the password “EA” or via webcast at http://ir.ea.com.

EA will also post a slide presentation that accompanies the call at http://ir.ea.com.

A dial-in replay of the conference call will be provided until November 3, 2011 at the following number: 203-369-0099 (domestic) or 866-356-3373 (international). A webcast replay of the conference call will be available for one year at http://ir.ea.com.

Non-GAAP Financial Measures

To supplement the Company’s unaudited condensed consolidated financial statements presented in accordance with GAAP, Electronic Arts uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by Electronic Arts include: non-GAAP net revenue, non-GAAP gross profit, non-GAAP operating income (loss), non-GAAP net income (loss) and historical and estimated non-GAAP diluted earnings (loss) per share. These non-GAAP financial measures exclude the following items, as applicable in a given reporting period, from the Company’s unaudited condensed consolidated statements of operations:

¡	Acquisition-related expenses
¡	Amortization of debt discount
¡	Change in deferred net revenue (packaged goods and digital content)
¡	Loss on licensed intellectual property commitment
¡	Loss (gain) on strategic investments
¡	Restructuring charges
¡	Stock-based compensation
¡	Income tax adjustments

Electronic Arts may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Electronic Arts believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of the

Company’s core business, operating results or future outlook. Electronic Arts’ management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing the Company’s operating results both as a consolidated entity and at the business unit level, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of the Company’s performance to prior periods.

In addition to the reasons stated above, which are generally applicable to each of the items Electronic Arts excludes from its non-GAAP financial measures, the Company believes it is appropriate to exclude certain items for the following reasons:

Acquisition-Related Expenses. GAAP requires expenses to be recognized for various types of events associated with a business acquisition. These events include, expensing acquired intangible assets, including acquired in-process technology, post-closing adjustments associated with changes in the estimated amount of contingent consideration to be paid in an acquisition, and the impairment of accounting goodwill created as a result of an acquisition when future events indicated there has a decline in its value. When analyzing the operating performance of an acquired entity, Electronic Arts’ management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid including the final amounts paid for contingent consideration) without taking into consideration any allocations made for accounting purposes. Because the final purchase price paid for an acquisition necessarily reflects the accounting value assigned to both contingent consideration and to the intangible assets (including goodwill), when analyzing the operating performance of an acquisition in subsequent periods, the Company’s management excludes the GAAP impact of any adjustments to the fair value of these acquisition-related balances to its financial results.

Amortization of Debt Discount on the Convertible Senior Notes. Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Accordingly, for GAAP purposes, we are required to amortize as a debt discount an amount equal to the fair value of the conversion option as interest expense on the Company’s $632.5 million of 0.75% convertible senior notes that were issued in a private placement in July 2011 over the term of the notes. Electronic Arts’ management will exclude the effect of this amortization when evaluating the Company’s operating performance and the performance of its management team during this period and will continue to do so, when it plans, forecasts and analyzes future periods.

Change in Deferred Net Revenue (Packaged Goods and Digital Content). Electronic Arts is not able to objectively determine the fair value of the online service included in certain of its packaged goods and digital content. As a result, the Company recognizes the revenue from the sale of these games and content over the estimated online service period. In other transactions, at the date we sell the software product we have an obligation to provide incremental unspecified digital content in the future without an additional fee. In these cases, we account for the sale of the software product as a multiple element arrangement and recognize the revenue on a straight-line basis over the estimated life of the game. Internally, Electronic Arts’ management excludes the impact of the change in deferred net revenue related to packaged goods games and digital content in its non-GAAP financial measures when evaluating the Company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. The Company believes that excluding the impact of the change in deferred net revenue from its operating results is important to (1) facilitate comparisons to prior periods during which the Company was able to objectively determine the fair value of the online service and not delay the recognition of significant amounts of net revenue related to online-enabled packaged goods and (2) understanding our operations because all related costs are expensed as incurred instead of deferred and recognized ratably.

Loss on Licensed Intellectual Property Commitment. During the fourth quarter of fiscal 2009, Electronic Arts amended an agreement with a content licensor. This amendment resulted in the termination of our rights to use the licensor’s intellectual property in certain products and we incurred a related estimated loss of $38 million. This significant non-recurring loss is excluded from our non-GAAP financial measures in order to provide comparability between periods. Further, the Company excluded this loss when evaluating its operating performance and the performance of its management team during this period and will continue to do so when it plans, forecasts and analyzes future periods.

Loss (Gain) on Strategic Investments. From time to time, the Company makes strategic investments. Electronic Arts’ management excludes the impact of any losses and gains on such investments when evaluating the Company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. In addition, the Company believes that excluding the impact of such losses and gains on these investments from its operating results is important to facilitate comparisons to prior periods.

Restructuring Charges. Although Electronic Arts has engaged in various restructuring activities in the past, each has been a discrete, extraordinary event based on a unique set of business objectives. Each of these restructurings has been unlike its predecessors in terms of its operational implementation, business impact and scope. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures.

Stock-Based Compensation. When evaluating the performance of its individual business units, the Company does not consider stock-based compensation charges. Likewise, the Company’s management teams exclude stock-based compensation expense from their short and long-term operating plans. In contrast, the Company’s management teams are held accountable for cash-based compensation and such amounts are included in their operating plans. Further, when considering the impact of equity award grants, Electronic Arts places a greater emphasis on overall shareholder dilution rather than the accounting charges associated with such grants.

Income Tax Adjustments. The Company uses a fixed, long-term projected tax rate of 28 percent internally to evaluate its operating performance, to forecast, plan and analyze future periods, and to assess the performance of its management team. Accordingly, the Company has applied the same 28 percent tax rate to its non-GAAP financial results.

In the financial tables below, Electronic Arts has provided a reconciliation of the most comparable GAAP financial measure to the historical non-GAAP financial measures used in this press release.

Forward-Looking Statements

Some statements set forth in this release, including the estimates relating to EA’s third quarter and full fiscal year 2012 guidance information under the heading “Business Outlook”, and the fiscal year 2012 key title slate, contain forward-looking statements that are subject to change. Statements including words such as “anticipate”, “believe”, “estimate” or “expect” and statements in the future tense are forward-looking statements. These forward-looking statements are preliminary estimates and expectations based on current information and are subject to business and economic risks and uncertainties that could cause actual events or actual future results to differ materially from the expectations set forth in the forward-looking statements.

Some of the factors which could cause the Company’s results to differ materially from its expectations include the following: sales of the Company’s titles; the Company’s ability to manage expenses; the competition in the interactive entertainment industry; the effectiveness of the Company’s sales and marketing programs; timely development and release of Electronic Arts’ products; the Company’s ability to realize the anticipated benefits of acquisitions, including the PopCap acquisition; the consumer demand for, and the availability of an adequate supply of console hardware units; the Company’s ability to predict consumer preferences among competing platforms; the Company’s ability to service and support digital product offerings; general economic conditions; and other factors described in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2011.

These forward-looking statements are current as of October 27, 2011. Electronic Arts assumes no obligation and does not intend to update these forward-looking statements. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Electronic Arts.

While Electronic Arts believes these estimates are meaningful, they could differ from the actual amounts that Electronic Arts ultimately reports in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2011. Electronic Arts assumes no obligation and does not intend to update these estimates prior to filing its Form 10-Q for the fiscal quarter ended September 30, 2011.

About Electronic Arts

Electronic Arts (NASDAQ:ERTS) is a global leader in digital interactive entertainment. The Company’s game franchises are offered as both packaged goods products and online services delivered through Internet-connected consoles, personal computers, mobile phones and tablets. EA has more than 100 million registered players and operates in 75 countries. In fiscal year 2011, EA posted GAAP net revenue of $3.6 billion. Headquartered in Redwood City, California, EA is recognized for critically acclaimed, high-quality blockbuster franchises such as The Sims™, Madden NFL, FIFA Soccer, Need for Speed™, Battlefield, and Mass Effect™. More information about EA is available at http://info.ea.com.

For additional information, please contact:

Rob Sison	Jeff Brown
Vice President, Investor Relations	Senior Vice President, Corporate Communications
650-628-7787	650-628-7922
rsison@ea.com	jbrown@ea.com

The Sims Social, Need for Speed, The Sims, Pogo, EA SPORTS, Alice: Madness Returns, SSX, Darkspore, Origin and Syndicateare trademarks of Electronic Arts Inc. Mass Effect is a trademark of EA International (Studio and Publishing) Ltd. Battlefield: Bad Company and Battlefield 3 are trademarks of EA Digital Illusions

CE AB. Playfish is a trademark of Electronic Arts Ltd. Plants vs. Zombies and Bejeweled are trademarks of PopCap Games. FAMILY GAME NIGHT is a trademark of Hasbro and used with permission. GRAND SLAM is a registered Trademark jointly owned by Tennis Australia, French Tennis Federation, All England Lawn Tennis Club (AELTC) and the United States Tennis Association. GRAND SLAM is used by EA with the permission of the GSTP. HARRY POTTER characters, names and related indicia are trademarks of and © Warner Bros. Entertainment Inc. STAR WARS and related properties are trademarks in the United States and/or other countries of Lucasfilm Ltd. and/or its affiliates. Shadows of the Damned is a trademark of GRASSHOPPER MANUFACTURE INC. John Madden is a trademark or other intellectual property of Red Bear, Inc. or John Madden. NFL is a trademark of the National Football League. NCAA is a registered trademark of the National Collegiate Athletic Association. NHL is a registered trademark of National Hockey League. The name of Tiger Woods is a trademark, copyrighted design and/or other form of intellectual property that is the exclusive property of ETW Corp. or Tiger Woods and may not be used, in whole or in part, without the prior written consent of ETW Corp. or Tiger Woods. PGA TOUR is a trademark of PGA TOUR, INC. and used by permission. Facebook is a registered trademark of Facebook Inc. PlayStation is a registered trademark of Sony Computer Entertainment Inc. Xbox and Xbox LIVE are trademarks of the Microsoft group of companies and used with permission. Nintendo DS is a trademark of Nintendo. All other trademarks are the property of their respective owners.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

(in millions, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2011	2010	2011	2010
Net revenue	$715	$631	$1,714	$1,446
Cost of goods sold	432	363	672	585

Gross profit	283	268	1,042	861

Operating expenses:
Marketing and sales	222	173	362	300
General and administrative	88	77	162	151
Research and development	318	277	603	552
Acquisition-related contingent consideration	17	(28)	19	(26)
Amortization of intangibles	13	15	26	30
Restructuring and other	(1)	6	17	8

Total operating expenses	657	520	1,189	1,015

Operating loss	(374)	(252)	(147)	(154)

Gain on strategic investments	-	28	-	23
Interest and other income, net	(6)	6	(3)	6

Loss before benefit from income taxes	(380)	(218)	(150)	(125)

Benefit from income taxes	(40)	(17)	(31)	(20)

Net loss	$(340)	$(201)	$(119)	$(105)

Loss per share
Basic and Diluted	$(1.03)	$(0.61)	$(0.36)	$(0.32)

Number of shares used in computation
Basic and diluted	331	329	331	328

Non-GAAP Results (in millions, except per share data)

The following tables reconcile the Company's net loss and loss per share as presented in its Unaudited Condensed Consolidated Statements of Operations and prepared in accordance with Generally Accepted Accounting Principles ("GAAP") to its non-GAAP net income (loss) and non-GAAP earnings (loss) per share.

	Three Months Ended September 30,		Six Months Ended September 30,
	2011	2010	2011	2010
Net loss	$(340)	$(201)	$(119)	$(105)

Acquisition-related expenses	38	(10)	56	10
Amortization of debt discount	4	-	4	-
Change in deferred net revenue (packaged goods and digital content)	319	253	(156)	(23)
Gain on strategic investments	-	(28)	-	(23)
Loss on licensed intellectual property commitment (COGS)	-	(1)	-	(1)
Restructuring and other	(1)	6	17	8
Stock-based compensation	43	43	81	90
Income tax adjustments	(46)	(30)	11	(2)

Non-GAAP net income (loss)	$17	$32	$(106)	$(46)

Non-GAAP earnings (loss) per share
Basic	$0.05	$0.10	$(0.32)	$(0.14)
Diluted	$0.05	$0.10	$(0.32)	$(0.14)

Number of shares used in Non-GAAP computation
Basic	331	329	331	328
Diluted	337	333	331	328

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheets

(in millions)

	September 30, 2011	March 31, 2011 (a)
ASSETS

Current assets:
Cash and cash equivalents	$930	$1,579
Short-term investments	355	497
Marketable equity securities	214	161
Receivables, net of allowances of $166 and $304, respectively	562	335
Inventories	90	77
Deferred income taxes, net	97	56
Other current assets	320	327

Total current assets	2,568	3,032

Property and equipment, net	532	513
Goodwill	1,700	1,110
Acquisition-related intangibles, net	416	144
Deferred income taxes, net	45	49
Other assets	174	80

TOTAL ASSETS	$5,435	$4,928

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$213	$228
Accrued and other current liabilities	792	768
Deferred net revenue (packaged goods and digital content)	849	1,005

Total current liabilities	1,854	2,001

0.75% convertible senior notes due 2016, net	529	-
Income tax obligations	187	192
Deferred income taxes, net	84	37
Other liabilities	241	134

Total liabilities	2,895	2,364

Common stock	3	3
Paid-in capital	2,551	2,495
Retained earnings (accumulated deficit)	(272)	(153)
Accumulated other comprehensive income	258	219

Total stockholders' equity	2,540	2,564

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$5,435	$4,928

(a)	Derived from audited consolidated financial statements.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Cash Flows

(in millions)

	Three Months Ended September 30,		Six Months Ended September 30,
	2011	2010	2011	2010
OPERATING ACTIVITIES

Net loss	$(340)	$(201)	$(119)	$(105)
Adjustments to reconcile net loss to net cash used in operating activities:
Acquisition-related contingent consideration	17	(28)	19	(26)
Depreciation, amortization and accretion, net	51	46	94	94
Net losses on investments and sale of property and equipment	(12)	(29)	(12)	(24)
Other non-cash restructuring charges	-	(1)	-	(1)
Stock-based compensation	43	43	81	90
Change in assets and liabilities:
Receivables, net	(522)	(334)	(215)	(237)
Inventories	(15)	(71)	(11)	(55)
Other assets	38	51	(63)	14
Accounts payable	76	146	(57)	106
Accrued and other liabilities	183	(33)	2	(142)
Deferred income taxes, net	(49)	24	(48)	27
Deferred net revenue (packaged goods and digital content)	319	253	(156)	(23)

Net cash used in operating activities	(211)	(134)	(485)	(282)

INVESTING ACTIVITIES

Capital expenditures	(52)	(12)	(84)	(23)
Proceeds from sale of property	26	-	26	-
Proceeds from sale of marketable equity securities	-	124	-	132
Proceeds from maturities and sales of short-term investments	236	99	319	197
Purchase of short-term investments	(89)	(114)	(179)	(262)
Acquisition of subsidiaries, net of cash acquired	(632)	-	(657)	-

Net cash provided by (used in) investing activities	(511)	97	(575)	44

FINANCING ACTIVITIES

Proceeds from borrowings on convertible senior notes, net of issuance costs	617	-	617	-
Proceeds from issuance of warrants	65	-	65	-
Purchase of convertible note hedge	(107)	-	(107)	-
Proceeds from issuance of common stock	21	16	35	17
Excess tax benefit from stock-based compensation	1	-	3	-
Repurchase and retirement of common stock	(98)	-	(189)	-

Net cash provided by financing activities	499	16	424	17

Effect of foreign exchange on cash and cash equivalents	(20)	20	(13)	4

Decrease in cash and cash equivalents	(243)	(1)	(649)	(217)
Beginning cash and cash equivalents	1,173	1,057	1,579	1,273

Ending cash and cash equivalents	$930	$1,056	$930	$1,056

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data, SKU count and headcount)

	Q2 FY11	Q3 FY11	Q4 FY11	Q1 FY12	Q2 FY12	YOY % Change
QUARTERLY RECONCILIATION OF RESULTS

Net Revenue
GAAP net revenue	$631	$1,053	$1,090	$999	$715	13%
Change in deferred net revenue (packaged goods and digital content)	253	357	(95)	(475)	319

Non-GAAP net revenue	$884	$1,410	$995	$524	$1,034	17%

Gross Profit
GAAP gross profit	$268	$467	$762	$759	$283	6%
Acquisition-related expenses	3	3	3	3	8
Change in deferred net revenue (packaged goods and digital content)	253	357	(95)	(475)	319
Loss on licensed intellectual property commitment (COGS)	(1)	-	-	-	-
Stock-based compensation	-	1	-	1	-

Non-GAAP gross profit	$523	$828	$670	$288	$610	17%

GAAP gross profit % (as a % of GAAP net revenue)	42%	44%	70%	76%	40%
Non-GAAP gross profit % (as a % of non-GAAP net revenue)	59%	59%	67%	55%	59%

Operating Income (Loss)
GAAP operating income (loss)	$(252)	$(303)	$145	$227	$(374)	48%
Acquisition-related expenses	(10)	18	24	18	38
Change in deferred net revenue (packaged goods and digital content)	253	357	(95)	(475)	319
Loss on licensed intellectual property commitment (COGS)	(1)	-	-	-	-
Restructuring and other	6	154	(1)	18	(1)
Stock-based compensation	43	46	38	38	43

Non-GAAP operating income (loss)	$39	$272	$111	$(174)	$25	(36%)

GAAP operating income (loss) % (as a % of GAAP net revenue)	(40%)	(29%)	13%	23%	(52%)
Non-GAAP operating income (loss) % (as a % of non-GAAP net revenue)	4%	19%	11%	(33%)	2%

Net Income (Loss)
GAAP net income (loss)	$(201)	$(322)	$151	$221	$(340)	69%
Acquisition-related expenses	(10)	18	24	18	38
Amortization of debt discount	-	-	-	-	4
Change in deferred net revenue (packaged goods and digital content)	253	357	(95)	(475)	319
Loss on licensed intellectual property commitment (COGS)	(1)	-	-	-	-
Gain on strategic investments	(28)	-	-	-	-
Restructuring and other	6	154	(1)	18	(1)
Stock-based compensation	43	46	38	38	43
Income tax adjustments	(30)	(57)	(34)	(57)	(46)

Non-GAAP net income (loss)	$32	$196	$83	$(123)	$17	(47%)

GAAP net income (loss) % (as a % of GAAP net revenue)	(32%)	(31%)	14%	22%	(48%)
Non-GAAP net income (loss) % (as a % of non-GAAP net revenue)	4%	14%	8%	(23%)	2%

Diluted Earnings (loss) Per Share
GAAP earnings (loss) per share	$(0.61)	$(0.97)	$0.45	$0.66	$(1.03)	69%
Non-GAAP earnings (loss) per share	$0.10	$0.59	$0.25	$(0.37)	$0.05	(50%)

Number of diluted shares used in computation
GAAP	329	332	336	337	331
Non-GAAP	333	335	336	331	337

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data, SKU count and headcount)

	Q2 FY11	Q3 FY11	Q4 FY11	Q1 FY12	Q2 FY12	YOY % Change
QUARTERLY NET REVENUE PRESENTATIONS—GAAP AND NON-GAAP

Geography Net Revenue
North America	327	528	530	501	337	3%
Europe	262	477	507	438	328	25%
Asia	42	48	53	60	50	19%

Total GAAP Net Revenue	631	1,053	1,090	999	715	13%

North America	142	169	(56)	(240)	144
Europe	122	163	(45)	(215)	174
Asia	(11)	25	6	(20)	1

Change In Deferred Net Revenue (Packaged Goods and Digital Content)	253	357	(95)	(475)	319

North America	469	697	474	261	481	3%
Europe	384	640	462	223	502	31%
Asia	31	73	59	40	51	65%

Total Non-GAAP Net Revenue	884	1,410	995	524	1,034	17%

North America	52%	50%	49%	50%	47%
Europe	41%	45%	46%	44%	46%
Asia	7%	5%	5%	6%	7%

Total GAAP Net Revenue %	100%	100%	100%	100%	100%

North America	53%	50%	48%	50%	46%
Europe	43%	45%	46%	42%	49%
Asia	4%	5%	6%	8%	5%

Total Non-GAAP Net Revenue %	100%	100%	100%	100%	100%

Net Revenue Composition
Publishing and Other	441	767	838	647	450	2%
Wireless, Internet-derived, and Advertising (Digital)	161	195	211	232	234	45%
Distribution	29	91	41	120	31	7%

Total GAAP Net Revenue	631	1,053	1,090	999	715	13%

Publishing and Other	248	341	(152)	(452)	337
Wireless, Internet-derived, and Advertising (Digital)	5	16	57	(23)	(18)
Distribution	-	-	-	-	-

Change In Deferred Net Revenue (Packaged Goods and Digital Content)	253	357	(95)	(475)	319

Publishing and Other	689	1,108	686	195	787	14%
Wireless, Internet-derived, and Advertising (Digital)	166	211	268	209	216	30%
Distribution	29	91	41	120	31	7%

Total Non-GAAP Net Revenue	884	1,410	995	524	1,034	17%

Publishing and Other	70%	73%	77%	65%	63%
Wireless, Internet-derived, and Advertising (Digital)	26%	18%	19%	23%	33%
Distribution	4%	9%	4%	12%	4%

Total GAAP Net Revenue %	100%	100%	100%	100%	100%

Publishing and Other	78%	79%	69%	37%	76%
Wireless, Internet-derived, and Advertising (Digital)	19%	15%	27%	40%	21%
Distribution	3%	6%	4%	23%	3%

Total Non-GAAP Net Revenue %	100%	100%	100%	100%	100%

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data, SKU count and headcount)

	Q2 FY11	Q3 FY11	Q4 FY11	Q1 FY12	Q2 FY12	YOY% Change
QUARTERLY NET REVENUE PRESENTATIONS—GAAP AND NON-GAAP

Platform Net Revenue
Xbox 360	172	285	336	345	213	24%
PLAYSTATION 3	152	282	357	308	169	11%
Wii	25	130	71	42	35	40%
PlayStation 2	29	20	4	3	15	(48%)

Total Consoles	378	717	768	698	432	14%
Mobile	49	59	70	57	55	12%
PSP	17	22	16	11	17	-
Nintendo DS	8	49	28	8	7	(13%)

Total Mobile and Handhelds	74	130	114	76	79	7%
PC	157	155	171	205	178	13%
Other	22	51	37	20	26	18%

Total GAAP Net Revenue	631	1,053	1,090	999	715	13%

Xbox 360	96	126	(12)	(193)	140
PLAYSTATION 3	150	131	(75)	(197)	205
Wii	24	39	(44)	(26)	(1)
PlayStation 2	1	(1)	-	-	-
Mobile	-	5	(3)	-	-
PSP	4	-	(6)	(6)	-
Nintendo DS	1	8	(6)	(2)	-
PC	(23)	49	51	(51)	(25)

Change in Deferred Net Revenue (Packaged Goods and Digital Content)	253	357	(95)	(475)	319

Xbox 360	268	411	324	152	353	32%
PLAYSTATION 3	302	413	282	111	374	24%
Wii	49	169	27	16	34	(31%)
PlayStation 2	30	19	4	3	15	(50%)

Total Consoles	649	1,012	637	282	776	20%
Mobile	49	64	67	57	55	12%
PSP	21	22	10	5	17	(19%)
Nintendo DS	9	57	22	6	7	(22%)

Total Mobile and Handhelds	79	143	99	68	79	-
PC	134	204	222	154	153	14%
Other	22	51	37	20	26	18%

Total Non-GAAP Net Revenue	884	1,410	995	524	1,034	17%

Xbox 360	27%	27%	31%	35%	30%
PLAYSTATION 3	24%	27%	33%	31%	23%
Wii	4%	12%	6%	4%	5%
PlayStation 2	5%	2%	-	-	2%

Total Consoles	60%	68%	70%	70%	60%
Mobile	8%	5%	6%	6%	8%
PSP	3%	2%	1%	1%	2%
Nintendo DS	1%	5%	3%	1%	1%

Total Mobile and Handhelds	12%	12%	10%	8%	11%
PC	25%	15%	16%	20%	25%
Other	3%	5%	4%	2%	4%

Total GAAP Net Revenue %	100%	100%	100%	100%	100%

Xbox 360	30%	29%	33%	29%	34%
PLAYSTATION 3	34%	30%	28%	21%	36%
Wii	6%	12%	3%	3%	4%
PlayStation 2	3%	1%	-	1%	1%

Total Consoles	73%	72%	64%	54%	75%
Mobile	6%	4%	7%	11%	5%
PSP	2%	2%	1%	1%	2%
Nintendo DS	1%	4%	2%	1%	1%

Total Mobile and Handhelds	9%	10%	10%	13%	8%
PC	15%	14%	22%	29%	15%
Other	3%	4%	4%	4%	2%

Total Non-GAAP Net Revenue %	100%	100%	100%	100%	100%

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data, SKU count and headcount)

	Q2 FY11	Q3 FY11	Q4 FY11	Q1 FY12	Q2 FY12	YOY % Change
CASH FLOW DATA

Operating cash flow	(134)	349	253	(274)	(211)	57%
Operating cash flow - TTM	192	320	320	194	117	(39%)
Capital expenditures	12	15	21	32	52	333%
Capital expenditures - TTM	61	60	59	80	120	97%

BALANCE SHEET DATA

Cash and cash equivalents	1,056	1,353	1,579	1,173	930	(12%)
Short-term investments	495	511	497	503	355	(28%)
Marketable equity securities	106	107	161	172	214	102%
Receivables, net	444	390	335	30	562	27%
Inventories	155	105	77	75	90	(42%)
Deferred net revenue (packaged goods and digital content)
End of the quarter	743	1,100	1,005	530	849
Less: Beginning of the quarter	490	743	1,100	1,005	530

Change in deferred net revenue (packaged goods and digital content)	253	357	(95)	(475)	319

STOCK-BASED COMPENSATION

Cost of goods sold	-	1	-	1	-
Marketing and sales	6	6	5	5	6
General and administrative	10	10	8	9	9
Research and development	27	29	25	23	28

Total Stock-Based Compensation (excluding restructuring and other)	43	46	38	38	43
Restructuring and other	-	2	-	-	-

Total Stock-Based Compensation (including restructuring and other)	43	48	38	38	43

EMPLOYEES	7,820	7,742	7,645	7,973	8,687	11%